Investor Presentation June 2021

INVESTOR PRESENTATION JUNE 2021 | 2 About Urban Edge Asset quality: our properties are anchored by high-performing essential retailers: ~60% of asset value anchored by grocers (~$900 psf in sales), 10% by Home Depot or Lowe’s, and 5% are industrial assets Demographics and geographic concentration: local sharp-shooter in the NY metropolitan area, the most densely-populated, supply-constrained region in the country. Our land values create opportunities to densify with other types of uses (industrial, residential, storage, medical office) Open air format: well-positioned for consumers to access essential goods and services; locations facilitate last mile delivery and provide easy BOPIS and curbside pickup Control of our assets: we wholly-own all properties other than two where we are the majority and controlling partner Balance sheet: significant cash balance (~$377M), low leverage (6.4x net debt to EBITDA), debt consists entirely of single asset non-recourse mortgages; $3.6B total market cap Opportunity for growth: 90% leased occupancy compared to peak of 98%; visible growth from lease negotiations under way; $121M of active redevelopment projects and a $1B+ redevelopment pipeline Portfolio overview: 77 properties with 15.1M sf of retail GLA and 1.1M sf of industrial GLA. ~80% of total portfolio value is located in the NY metropolitan area Data as of March 31, 2021

INVESTOR PRESENTATION JUNE 2021 | 3 Highlights 1. COVID-19 lookback - We capitalized on the dislocation by: (1) repurchasing $54 million of stock at $9/share as compared to our current price of ~$20/share, (2) effectively eliminated $92 million of mortgage debt on two refinancing transactions in Puerto Rico, and (3) acquired Sunrise Mall in Massapequa, NY for $30 million ($400k/acre, $30/ft) - Our top tenants became stronger as demand for open-air retail increased in the suburbs. The stock prices of our ten largest publicly listed tenants increased by an average of 41% since the pre-Covid stock market peak on Feb 19, 2020. These ten tenants account for nearly 1/3 of our total base rent(1) - Bankruptcies of weaker retailers accelerated, especially those located in enclosed malls - Retail and industrial are converging. Many of our tenants are using their physical stores for online fulfillment and industrial rents throughout the NY metropolitan area now equal or exceed retail anchor rents. Our first retail-to-industrial conversion is under construction in Lodi, NJ - Recovery is well under way. Anticipate achieving pre-Covid NOI during 2023 2. Leasing activity is accelerating - Approximately $11 million of future annual gross rent (~5% increase to NOI) from leases executed, but not rent commenced - Leasing pipeline includes over 1 million square feet of activity - Grocer demand remains robust: • Actively negotiating – Aldi, Stop & Shop, and others • Executed and under development – ShopRite (Huntington), Uncle Giuseppe’s (Briarcliff Commons), and AAA Wholesale (Lodi) - Discounters, home improvement, home furnishings and off-price retailers in negotiation: Target, TJX, Burlington, BJ’s, Lowe’s, Five Below - Shop space demand remains active in health/beauty, wireless, optical, mattress, and medical/urgent care users - Restaurant and food service tenants continue to pursue new locations: • In-line – Sweetgreen, Ani Ramen, Jersey Mike’s, First Watch, & Pizza, Kura Sushi, Bluestone Lane, Crumbl Cookies • Pads – Starbucks, Shake Shack, Panda Express, Chick-fil-A, Jollibee, Texas Roadhouse 3. Development - $121 million of active redevelopment projects under way, $82 million remains to be funded, expected to generate an ~8% unlevered yield, - Active projects are lower risk with average investments of only ~$10 million with anchor leases executed prior to construction - Largest projects under way at Huntington Commons, Broomall Commons, Lodi, and Briarcliff Commons - Pipeline of projects targeted to activate in 2021 includes Bergen, Bruckner, Hudson, and Yonkers ($75 - $100 million) (1)Home Depot (+31%), TJX (+3%), Lowe’s (+57%), Best Buy (+32%), Walmart (+17%), Burlington (+17%), Kohl’s (+28%), BJ’s (+115%), Ahold Delhaize (+7%), and Target (+101%).

INVESTOR PRESENTATION JUNE 2021 | 4 4. Acquisitions - Targeting assets with potential for value creation through leasing, redevelopment, or repurposing 5. Cash flow stream is becoming stronger and more diversified - ~60% of our estimated asset value is grocery-anchored – expected leasing activity will increase this ratio to 70%+ - ~10% of our estimated asset value is anchored by Home Depot or Lowe’s, offering comparable stability to grocery-anchored properties - ~5% of our estimated asset value is industrial and is expected to increase given the demand in our markets - Residential, office, and self-storage will likely account for an increasing percentage of our asset value as we densify our properties 6. Fortress balance sheet provides foundation for future growth(1) - Net debt to EBITDA of 6.4x; net debt to total market capitalization of 31% - Total liquidity of ~$1 billion; $377 million of cash and $600 million available under our line of credit - No debt maturing until 2022; weighted average term to maturity of 5.2 years - Activated $250M ATM equity program 7. Earnings Growth Drivers - Short-term: lower bad debt, rent commencements on signed leases and redevelopments coming online, lower interest expense, accretion from 5.9M share buyback during 2020, and earnings from acquisitions - Medium-term: rent commencements on signed leases and completing active redevelopment projects, occupancy gains, and acquisitions - Long-term: $1B of redevelopment projects, rent spreads on renewals, and acquisitions 8. ESG - Committed to maintaining sustainable operations and establishing long-term sustainability goals - Will publish first GRESB and Corporate Social Responsibility report in July 9. Investor Relations - Adding mid-year and year-end earnings calls - Increasing investor road shows Highlights (continued) (1) Balance sheet metrics as of March 31, 2021 . Market capitalization based on the share price as of market close, June 4, 2021.

INVESTOR PRESENTATION JUNE 2021 | 5 Urban Edge Team Cecilia Li SVP, Chief Information Officer Leigh Lyons SVP, Leasing Dan Reilly SVP, Property Accounting Paul Schiffer SVP, Leasing Chad Bernstein SVP, Portfolio Management and Strategy Rob Milton EVP & General Counsel Jen Holmes Chief Accounting Officer Scott Auster SVP, Head of Leasing Kathy Crocco SVP, Deputy General Counsel Judy Knop SVP, Development & Construction John Villapiano SVP, Development Chris Weilminster EVP, Chief Operating Officer Mark Langer EVP, Chief Financial Officer Herb Eilberg Chief Investment Officer Danielle De Vita EVP, Development Jeff Olson Chairman and Chief Executive Officer

INVESTOR PRESENTATION JUNE 2021 | 6 Portfolio Concentrated in DC to Boston Corridor ■ less than 150 ■ 150 – 250 ■ 250 – 750 ■ 750 – 1500 ■ 1500 – 3000 ■ 3000 – 5000 ■ 5000 – 7500 ■ 7500 or more Persons Per Sq. Mile - ~90% of NOI generated from properties situated in the DC to Boston corridor - Most heavily urbanized region in the US - Population of 50 million - 931 people per square mile, over 10x higher than the US average

INVESTOR PRESENTATION JUNE 2021 | 7 First-Ring Suburbs of NY Metro: 45 Properties; ~80% of Total Value ■ less than 150 ■ 150 – 250 ■ 250 – 750 ■ 750 – 1500 ■ 1500 – 3000 ■ 3000 – 5000 ■ 5000 – 7500 ■ 7500 or more Persons Per Sq. Mile - Neighborhood shopping centers benefiting from desire for more spacious residences and outdoor space - Trend of young people moving to suburbs started prior to the pandemic and has accelerated with more people putting down roots in suburbs - WFH policies will evolve and employees will likely have flexibility to move outside of core urban markets

INVESTOR PRESENTATION JUNE 2021 | 8 Portfolio Has Favorable Supply/Demand Ratio Source: Bank of America Global Research, June 2020 750 1,000 1,250 1,500 1,750 2,000 2,250 2,500 65 60 55 50 45 40 35 30 Households per square mile (DEMAND) R e ta il G L A p e r H o u se h o ld (S U P P LY ) BRX AAT SITC RPAI WRI KIM REG FRTUE ROIC

INVESTOR PRESENTATION JUNE 2021 | 9 Top 20 Tenants by Annualized Base Rent Data as of March 31, 2021. (1) Source: S&P Global. Total Square Feet ABR % of Tenant S&P Rating(1) # of Stores in thousands in millions Total ABR The Home Depot, Inc. A 6 809 $15.7 6% The TJX Companies, Inc. A 22 715 14.3 5% Lowe’s Companies, Inc. BBB+ 6 976 8.8 3% Best Buy Co, Inc. BBB 8 359 8.2 3% Walmart Inc. AA 5 708 7.5 3% Burlington Stores, Inc. BB 7 416 7.2 3% Kohl’s Corporation BBB- 7 633 6.6 3% BJ’s Wholesale Club Inc. BB 4 454 5.8 2% PetSmart, Inc. B 10 229 5.7 2% Ahold Delhaize (Stop & Shop) NR 5 363 5.4 2% Target Corporation A 3 366 5.3 2% ShopRite Supermarkets NR 4 296 5.2 2% LA Fitness International LLC NR 5 245 4.3 2% The Gap, Inc. BB- 10 151 4.3 2% Whole Foods Market, Inc. AA- 2 101 3.8 1% Staples, Inc. B 8 168 3.6 1% Sears Holding Corporation NR 3 522 3.4 1% Bob’s Discount Furniture NR 4 171 3.2 1% Bed, Bath & Beyond Inc. B+ 7 206 3.0 1% Dick’s Sporting Goods, Inc. NR 3 154 2.7 1% Total / Weighted Average 8,013 $123.9 47%

Leasing

INVESTOR PRESENTATION JUNE 2021 | 11 Leasing Today… Adding essential tenants with quality grocers leading the way — one size doesn’t fit all as market factors drive demand ranging from discount brands to gourmet/specialty or ethnic in addition to national brands Elevating our food offerings with new concepts in both quick service restaurant and casual dining Balancing our retail environments with premium healthcare operators including major hospital systems as well as boutique wellness providers Leveraging the ‘nesting’ trend with home improvement, home furnishings and home accessories tenants

INVESTOR PRESENTATION JUNE 2021 | 12 Retailers Expanding Operating ~1,000 stores and plans to double the company’s footprint over the next few years Operating 769 stores with long-term goal to reach 1,000 stores Operating ~1,300 stores and is targeting 1,500 to 1,700 stores in the next few years Plans to open 260 new stores in 2021 Operating ~320 stores and expanding Operating ~530 stores and expanding Expanded into seven new communities in 2020 and will continue to expand in 2021 Plans to open 30 to 40 new stores each year Plans to add 22,000 stores to its portfolio by 2030 which include a mix of new store formats Plans to open 35 to 40 restaurants in 2021 and 45 to 50 in 2022 Plans to open 200+ restaurants in 2021 Opened 12 new company- owned stores as of March 31, 2021 and growing

INVESTOR PRESENTATION JUNE 2021 | 13 Anchor Leasing Update Stabilization/ Annual Gross Property New Tenant/Prospect SF Status Rent ($M) Executed: Plaza at Woodbridge Bed Bath & Beyond, buybuy Baby 56,000 1Q21 1.3 Salem Fun City 39,000 4Q21 0.5 Briarcliff Commons Uncle Giuseppe’s 38,000 4Q21 0.7 Huntington Commons ShopRite 65,000 1Q22 1.5 Lodi AAA Wholesale Group 127,000 1Q22 2.1 Broomall Commons National Retailer 45,000 2Q22 1.2 Total Executed 370,000 7.3 In Process: Shops at Bruckner Grocer/Discounter 36,000 Negotiating Hudson Mall Grocer/Discounter 37,000 Negotiating Broomall Commons Arts & Crafts/Home Furnishing and Accessories 40,000 Negotiating Las Catalinas Entertainment 123,000 Negotiating Wilkes-Barre Commons Kitchen Showroom 31,000 Negotiating Bergen Town Center Discounter 157,000 Negotiating Bruckner Commons Warehouse Club/Fitness/Athletics 43,000 In discussions Burnside Commons Grocer/warehouse 62,000 Marketing Total in Process 529,000

INVESTOR PRESENTATION JUNE 2021 | 14 2021 2022 2023 $12,000 $9,000 $6,000 $3,000 -$0 Year $9,000 $11,000 Leases Executed but not yet rent commenced Approximately $11M of future annual gross rent from leases executed, but not yet rent commenced will provide significant earnings growth over the next two years Gross rent in thousands $1,500

Development

INVESTOR PRESENTATION JUNE 2021 | 16 Development Update $121 million of active projects as of March 31, 2021: - 8% unlevered yield expected; $82 million remains to be funded - Pre-leased projects (80% sf executed excluding self-storage) - New grocer and industrial tenants will drive cap rate compression Project Est. Cost Stabilization Status Huntington Commons $31,200 3Q22 Retenanting former Kmart with ShopRite, tenant repositioning and facade renovations Broomall Commons 17,500 3Q22 Retenanting former 85K sf Giant Food with national retailers and repositioning center (45K sf executed) Lodi 15,400 1Q22 Converting former National Wholesale Liquidator space into ~130K sf warehouse for AAA Wholesale Group and constructing a new 3K sf retail pad Kearny Commons 11,600 1Q22 22K sf expansion to accommodate a 10K sf Ulta (open) and other tenants as well as adding a freestanding Starbucks (open) Tonnelle Commons 10,800 4Q21 Added ~100K sf CubeSmart self-storage facility on excess land Briarcliff Commons 10,500 1Q22 Retenanting former ShopRite with Uncle Giuseppe’s, adding new 3K sf pad in parking lot Outlets at Montehiedra 9,200 2Q22 Constructing new 14K sf parcel for Walgreens and Global Mattress and adding a new 3K sf pad The Plaza at Woodbridge 4,100 2Q22 Repurposed 82K sf of unused basement space into Extra Space self-storage facility Wilkes-Barre 3,400 2Q21 Adding new Panera Bread pad Tonnelle Commons 3,400 2Q21 Retenanting former Staples with Five Below and Skechers Mt. Kisco Commons 3,000 4Q21 Converting former sit-down restaurant into a Chipotle and another quick service restaurant Salem 1,400 4Q21 Retenanting anchor box with Fun City Total $121,100 Target

INVESTOR PRESENTATION JUNE 2021 | 17 Huntington Commons | Huntington, NY Retenant former Kmart box with ShopRite, relocate Marshalls and upgrade façade, parking, and landscaping. BEFORE AFTER

INVESTOR PRESENTATION JUNE 2021 | 18 Huntington Commons | Huntington, NY Retenant former Kmart box with ShopRite, relocate Marshalls and upgrade façade, parking, and landscaping. BEFORE AFTER

INVESTOR PRESENTATION JUNE 2021 | 19 Huntington Commons | Huntington, NY 10 11 9 8 7 65 4 3 2 1 18 19 This exhibit shall not be deemed a warranty, representation or agreement by landlord that the layout or configuration of the shopping center, or any part thereof, shall remain as shown hereon. Landlord reserves the right to modify the shopping center, or any part thereof, in accordance with the provisions of the lease. Total SF 215,520 Parking Spaces 1,391 Acres 16.13 Available Occupied

INVESTOR PRESENTATION JUNE 2021 | 20 Broomall Commons | Broomall, PA Retenant former Giant Food with national retailers. BEFORE AFTER

INVESTOR PRESENTATION JUNE 2021 | 21 Broomall Commons | Broomall, PA Total SF 168,906 Parking Spaces 676 Parking Ratio 4 per 1,000 sf This exhibit shall not be deemed a warranty, representation or agreement by landlord that the layout or configuration of the shopping center, or any part thereof, shall remain as shown hereon. Landlord reserves the right to modify the shopping center, or any part thereof, in accordance with the provisions of the lease. Available Occupied ® 3 2A 44,597 SF 2B 42,148 SF 3 19 ,3 2 9 S F ➔ ➔ ➔ ➔ ➔➔ P ylon National Tenant Lease Executed

INVESTOR PRESENTATION JUNE 2021 | 22 8 PENN CENTER 1628 JFK BLVD; SUITE 1810 PHILADLEPHIA, PA 19103 215.482.1950 T WWW.SARGARCH.COM LODI REDEVELOPMENT Lodi | Lodi, NJ Convert former National Wholesale Liquidators to a hybrid industrial and retail facility for AAA Wholesale and add a restaurant pad.

INVESTOR PRESENTATION JUNE 2021 | 23 Briarcliff Commons | Morris Plains, NJ July 31, 2020Briarcliff Commons - Morris Plains, NJ Before South Elevation Newly redeveloped center adding Uncle Giuseppe’s (filling 40k sf vacancy), and a new 3K sf pad in parking lot. BEFORE AFTER

INVESTOR PRESENTATION JUNE 2021 | 24 FUTURE RETAIL 3,250 SF Briarcliff Commons | Morris Plains, NJ Total SF 178,698 Parking Spaces 891 Acres 27.30 Available Occupied This exhibit shall not be deemed a warranty, representation or agreement by landlord that the layout or configuration of the shopping center, or any part thereof, shall remain as shown hereon. Landlord reserves the right to modify the shopping center, or any part thereof, in accordance with the provisions of the lease.

INVESTOR PRESENTATION JUNE 2021 | 25 Development Pipeline Largest pipeline projects are advancing: Bergen Town Center Create a more dynamic open-air retail experience: pursue options for residential, office and other uses on property, improve outdoor experience with expanded walkways, new seating and dining options and improve tenant mix Yonkers Gateway Center Create a master plan to re-tenant the front parcel and add residential to the back of the asset Bruckner Commons Reposition asset with improved retail mix Hudson Mall De-mall interior space; add a mix of retailers and industrial or self-storage uses Portfolio offers numerous densification opportunities, which benefits from the flexible format of shopping centers and the fact that 75% of our land consists of parking lots

INVESTOR PRESENTATION JUNE 2021 | 26 02.01.21 Bergen Town Center: Development Plans Full Build: Mall Level: Base Spring Valley Ave New Jers ey S tate High way Rout e 4 Fo re st A ve Fo re st A ve S pring Valley R d Spring Valley Ave Legend RestaurantsRetail Entertainment Health & WellnessAnchor Vertical Core Office Residential DRAFT Bergen Town Center | Paramus, NJ Develop a mix of uses including residential and/or office; common area improvements and enhancements to improve merchandising Anchor Retail Vertical Core Office Residential Restaurant

INVESTOR PRESENTATION JUNE 2021 | 27 Bergen Town Center | Paramus, NJ Develop a mix of uses including residential and/or office; common area improvements and enhancements to improve merchandising

INVESTOR PRESENTATION JUNE 2021 | 28 Yonkers Gateway Center | Yonkers, NY Develop a plan to pursue mix of uses including residential and additional retail.

INVESTOR PRESENTATION JUNE 2021 | 29 Bruckner Commons | Bronx, NY Reposition asset with improved retail mix

INVESTOR PRESENTATION JUNE 2021 | 30 Bruckner Commons | Bronx, NY Reposition asset with improved retail mix

INVESTOR PRESENTATION JUNE 2021 | 31 Hudson Mall | Jersey City, NJ

INVESTOR PRESENTATION JUNE 2021 | 32 Hudson Mall | Jersey City, NJ CLENDENNY AVENUE NEW JERSEY STATE HIGHWAY ROUTE 40 83 82 18 89 1 10 5 1A 49 47 52 2019 21 22 24 26 29 3331 27 Available Occupied De-malling interior space; adding a mix of retailers and industrial or self-storage uses Total SF 617,556 Parking Spaces 2,335 Acres 48.23

Acquisition/Disposition Strategy

INVESTOR PRESENTATION JUNE 2021 | 34 Acquisition/Disposition Strategy Opportunistically target value-add assets - Assets with potential for value creation through leasing, redevelopment and repurposing - Focus on distressed/motivated sellers and special situations - Generate off-market opportunities and early looks through relationships with owners, brokers, lenders and third parties Acquisition focus - D.C. to Boston with focus on New York City metropolitan area - Infill submarkets with high-quality demographics - Below market rents, above average sales and sustainable health ratios - NOI growth - Yielding land plays with optionality for incorporating non-retail uses - Attractive, risk-adjusted returns Disposition focus - Smaller assets in non-core markets - Return on capital or time no longer attractive - Seek to achieve tax efficient transactions where possible via 1031s

INVESTOR PRESENTATION JUNE 2021 | 35 Recently Acquired Sunrise Mall (Massapequa, NY) Acquired on December 31, 2020 for ~$30M - Formed strategic partnership with Sagamore Hill Partners, an affiliate of RIPCO Real Estate, and JG Petrucci, an established industrial developer - Urban Edge will serve as managing member with 82.5% interest 1.2 million sf of retail space on 77 acres Excellent access to major roadways and proximity to JFK airport Tremendous redevelopment potential - Unique scale - In-place zoning for industrial

Financial Strength

INVESTOR PRESENTATION JUNE 2021 | 37 $0 $100 $200 $300 $400 2.1% 3.7% 3.1% 4.2% 4.2% 4.3% 4.4% 4.2% 4.7%Weighted avg. rate at maturity 2021 2022 2023 2024 2025 2026 2027 2028 2029 Thereafter $0 $85 $329 $144 $23 $219 $260 $265 $38 $101 Liquidity and Balance Sheet Total liquidity of approximately $1 billion, comprised of $377 million of cash on hand and $600 million available under our line of credit Outstanding indebtedness is made up entirely of 33 separate non-recourse mortgages aggregating $1.6 billion which provide flexibility on an asset-by-asset basis. Maturity Profile (Balloon payments only, $ millions) Weighted Average Term to Maturity 5.2 years Weighted Average Cost of Debt 3.9% Note: All metrics based on reported information as of March 31, 2021

INVESTOR PRESENTATION JUNE 2021 | 38 Earnings Growth Drivers Short-term (one year) Improved collection rates result in lower bad debt expense Rent commencement on previously executed leases including new anchors at Plaza at Woodbridge, Salem and Huntington Commons Lower interest expense from mortgages refinanced in 2020 and the repayment of our LOC Kearny expansion, Tonnelle self-storage and new pads at Montehiedra expected to stabilize in back half of 2021 Accretion from repurchasing 5.9M shares at $9/share during 2020 Shop leasing expected to generate modest rent growth in later part of 2021 Opportunistically seeking new acquisitions Medium-term (2-3 years) Several large active redevelopment projects under way including Huntington (ShopRite), Briarcliff (Uncle Giuseppe’s) Broomall (national retailer) and Lodi (AAA Wholesale) will stabilize during 2022 Rent commencement from leasing anchor vacancies Occupancy gains expected to continue as leasing environment improves Acquisition of new assets Long-term (> 3 years) $1B of Flagship redevelopment projects expected to generate significant new NOI NOI growth expected to improve from stabilized retail base and better mix of non- retail uses (industrial, residential, office, etc.) Lease roll from short-term renewals executed during 2019-2020 expected to provide rent growth Prior acquisitions expected to achieve accelerated growth in this period from retenanting and redevelopment Acquisition of new assets

Environmental, Social and Governance (ESG)

INVESTOR PRESENTATION JUNE 2021 | 40 Our Commitment - We are committed to maintaining sustainable operations and believe that our long-term sustainability goals will provide positive financial and environmental outcomes for shareholders, tenants, employees and the communities in which we invest. - We formalized an internal ESG Committee in 2020 and; - We expect to publish our first Global Real Estate Sustainability Benchmark (“GRESB”) and Corporate Social Responsibility report in July. Environmental Initiatives - We have undertaken a number of initiatives that conserve energy and reduce waste in an effort to make our portfolio both high-performing and sustainable including: LED lighting retrofits, energy efficient roofing, alternative energy, waste reduction and management. Social Responsibility - Our employees enjoy excellent subsidized health and wellness benefits, professional training and development workshops, on-site meals, ergonomic office equipment, telecommuting opportunities and generous policies encouraging work/life balance. - We have a robust community-outreach program and encourage our employees to participate in a number of local and national charitable organizations by offering matched donations. Since 2015, we have donated over $600,000 to various charitable initiatives. We are also committed to using our properties to better our local communities. We have hosted more than 100 local organizations, non-profits, and community partners at our properties to support the wellness and prosperity of the communities we serve. Corporate Governance - We are committed to sound corporate governance, which strengthens the accountability of our Board and promotes the long term interests of our shareholders. We believe that our corporate governance standards and policies yield honest, transparent and accountable trustees and executive officers. Environmental, Social and Governance (ESG)

INVESTOR PRESENTATION JUNE 2021 | 41 Forward Looking Statements Forward-looking statements are not guarantees of future performance. They represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Our actual future results, financial condition and business may differ materially from those expressed in these forward-looking statements. You can find many of these statements by looking for words such as “approximates,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “would,” “may” or other similar expressions in this presentation. Many of the factors that will determine the outcome of forward-looking statements are beyond our ability to control or predict and include, among others: (i) the economic, political and social impact of, and uncertainty relating to, the COVID-19 pandemic, including (a) the effectiveness or lack of effectiveness of governmental relief in providing assistance to large and small businesses, particularly our retail tenants, that have suffered significant declines in revenues as a result of mandatory business shut-downs, “shelter-in-place” or “stay-at- home” orders and social distancing practices, as well as to individuals adversely impacted by the COVID-19 pandemic, (b) the duration of any such orders or other formal recommendations for social distancing and the speed and extent to which revenues of our retail tenants recover following the lifting of any such orders or recommendations, (c) the potential impact of any such events on the obligations of the Company’s tenants to make rent and other payments or honor other commitments under existing leases, (d) the potential adverse impact on returns from redevelopment projects, and (e) the broader impact of the severe economic contraction and increase in unemployment that has occurred in the short term and negative consequences that will occur if these trends are not quickly reversed; (ii) the loss or bankruptcy of major tenants, particularly in light of the adverse impact to the financial health of many retailers that has occurred and continues to occur as a result of the COVID-19 pandemic; (iii) the ability and willingness of the Company’s tenants to renew their leases with the Company upon expiration, the Company’s ability to re-lease its properties on the same or better terms, or at all, in the event of nonrenewal or in the event the Company exercises its right to replace an existing tenant, particularly, in light of the adverse impact to the financial health of many retailers that has occurred and continues to occur as a result of the COVID-19 pandemic and the significant uncertainty as to when and the conditions under which potential tenants will be able to operate physical retail locations in future; (iv) the impact of e-commerce on our tenants’ business; (v) macroeconomic conditions, such as a disruption of, or lack of access to the capital markets, as well as the recent significant decline in the Company’s share price from prices prior to the spread of the COVID-19 pandemic; (vi) the Company’s success in implementing its business strategy and its ability to identify, underwrite, finance, consummate and integrate diversifying acquisitions and investments; (vii) changes in general economic conditions or economic conditions in the markets in which the Company competes, and their effect on the Company’s revenues, earnings and funding sources, and on those of its tenants; (viii) increases in the Company’s borrowing costs as a result of changes in interest rates and other factors, including the potential phasing out of LIBOR after 2021; (ix) the Company’s ability to pay down, refinance, restructure or extend its indebtedness as it becomes due and potential limitations on the Company’s ability to borrow funds under its existing credit facility as a result of covenants relating to the Company’s financial results in the second quarter of 2020 or future quarters; (x) potentially higher costs associated with the Company’s development, redevelopment and anchor repositioning projects, and the Company’s ability to lease the properties at projected rates; (xi) the Company’s liability for environmental matters; (xii) damage to the Company’s properties from catastrophic weather and other natural events, and the physical effects of climate change; (xiii) the Company’s ability and willingness to maintain its qualification as a REIT in light of economic, market, legal, tax and other considerations; (xiv) information technology security breaches; and (xv) the loss of key executives. For further discussion of factors that could materially affect the outcome of our forward-looking statements, see “Risk Factors” in Part I, Item 1A, of our Annual Report on Form 10-K for the year ended December 31, 2020, and the other documents filed by the Company with the Securities and Exchange Commission. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date of this presentation. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to herein. We do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances occurring after the date of this presentation.

INVESTOR PRESENTATION JUNE 2021 | 42 Non-GAAP Financial Measures & Operating Metrics Non-GAAP Financial Measures The Company uses certain non-GAAP performance measures, in addition to the primary GAAP presentations, as we believe these measures improve the understanding of the Company’s operational results. We continually evaluate the usefulness, relevance, limitations, and calculation of our reported non-GAAP performance measures to determine how best to provide relevant information to the investing public, and thus such reported measures are subject to change. The Company’s non-GAAP performance measures have limitations as they do not include all items of income and expense that affect operations, and accordingly, should always be considered as supplemental financial results. The following non-GAAP measures are commonly used by the Company and investing public to understand and evaluate our operating results and performance: • FFO: The Company believes Funds From Operations (FFO) is a useful, supplemental measure of its operating performance that is a recognized metric used extensively by the real estate industry and, in particular real estate investment trusts (REITs). FFO, as defined by the National Association of Real Estate Investment Trusts (Nareit) and the Company, is net income (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciable real estate and land when connected to the main business of a REIT, impairments on depreciable real estate or land related to a REIT’s main business and rental property depreciation and amortization expense. The Company believes that financial analysts, investors and shareholders are better served by the presentation of comparable period operating results generated from FFO primarily because it excludes the assumption that the value of real estate assets diminish predictably. FFO does not represent cash flows from operating activities in accordance with GAAP, should not be considered an alternative to net income as an indication of our performance, and is not indicative of cash flow as a measure of liquidity or our ability to make cash distributions. • FFO as Adjusted: The Company provides disclosure of FFO as Adjusted because it believes it is a useful supplemental measure of its core operating performance that facilitates comparability of historical financial periods. FFO as Adjusted is calculated by making certain adjustments to FFO to account for items the Company does not believe are representative of ongoing core operating results, including non-comparable revenues and expenses. The Company’s method of calculating FFO as Adjusted may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs. • Cash NOI: The Company uses cash Net Operating Income (NOI) internally to make investment and capital allocation decisions and to compare the unlevered performance of our properties to our peers. The Company believes cash NOI is useful to investors as a performance measure because, when compared across periods, cash NOI reflects the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition and disposition activity on an unleveraged basis, providing perspective not immediately apparent from net income. The Company calculates cash NOI using net income as defined by GAAP reflecting only those income and expense items that are incurred at the property level, adjusted for non-cash rental income and expense, and income or expenses that we do not believe are representative of ongoing operating results, if any. In addition, the Company uses cash NOI margin, calculated as cash NOI divided by total revenue, which the Company believes is useful to investors for similar reasons.

INVESTOR PRESENTATION JUNE 2021 | 43 Non-GAAP Financial Measures & Operating Metrics (continued) • Same-property Cash NOI: The Company provides disclosure of cash NOI on a same-property basis, which includes the results of properties that were owned and operated for the entirety of the reporting periods being compared. Information provided on a same-property basis excludes properties under development, redevelopment or that involve anchor repositioning where a substantial portion of the gross leasable area (GLA) is taken out of service and also excludes properties acquired or sold during the periods being compared. As such, same-property cash NOI assists in eliminating disparities in net income due to the development, redevelopment, acquisition or disposition of properties during the periods presented, and thus provides a more consistent performance measure for the comparison of the operating performance of the Company’s properties. While there is judgment surrounding changes in designations, a property is removed from the same- property pool when it is designated as a redevelopment property because it is undergoing significant renovation or retenanting pursuant to a formal plan that is expected to have a significant impact on its operating income. A development or redevelopment property is moved back to the same-property pool once a substantial portion of the NOI growth expected from the development or redevelopment is reflected in both the current and comparable prior year period, generally one year after at least 80% of the expected NOI from the project is realized on a cash basis. Acquisitions are moved into the same-property pool once we have owned the property for the entirety of the comparable periods and the property is not under significant development or redevelopment. The Company also provides disclosure of cash NOI on a same-property basis adjusted to include redevelopment properties. Same-property cash NOI may include other adjustments. • EBITDAre and Adjusted EBITDAre: Earnings Before Interest, Tax, Depreciation and Amortization (EBITDAre) and Adjusted EBITDAre are supplemental, non-GAAP measures utilized by us in various financial ratios. The White Paper on EBITDAre, approved by Nareit’s Board of Governors in September 2017, defines EBITDAre as net income (computed in accordance with GAAP), adjusted for interest expense, income tax expense, depreciation and amortization, losses and gains on the disposition of depreciated property, impairment write-downs of depreciated property and investments in unconsolidated joint ventures, and adjustments to reflect the entity’s share of EBITDAre of unconsolidated joint ventures. EBITDAre and Adjusted EBITDAre are presented to assist investors in the evaluation of REITs, as a measure of the Company’s operational performance as they exclude various items that do not relate to or are not indicative of our operating performance and because they approximate key performance measures in our debt covenants. Accordingly, the Company believes that the use of EBITDAre and Adjusted EBITDAre, as opposed to income before income taxes, in various ratios provides meaningful performance measures related to the Company’s ability to meet various coverage tests for the stated periods. Adjusted EBITDAre may include other adjustments not indicative of ongoing operating results as detailed in the Reconciliation of Net Income to EBITDAre and Adjusted EBITDAre included herein. The Company also presents the ratio of net debt (net of cash) to annualized Adjusted EBITDAre as of December 31, 2020, and net debt (net of cash) to total market capitalization, which it believes is useful to investors as a supplemental measure in evaluating the Company’s balance sheet leverage. The Company believes net income is the most directly comparable GAAP financial measure to the non-GAAP performance measures outlined above. Reconciliations of these measures to net income have been provided in the Company’s most recently available public filings at http://investors.uedge.com/news, and a reconciliation of net debt to EBITDAre and Adjusted EBITDAre is provided herein. Operating Metrics The Company presents certain operating metrics related to our properties, including occupancy, leasing activity and rental rates. Operating metrics are used by the Company and are useful to investors in facilitating an understanding of the operational performance for our properties. Occupancy metrics represent the percentage of occupied gross leasable area based on executed leases (including properties in development and redevelopment) and includes leases signed, but for which rent has not yet commenced. Same-property portfolio occupancy includes properties that have been owned and operated for the entirety of the relevant periods being compared. Occupancy metrics presented for the Company’s same-property portfolio excludes properties under development, redevelopment or that involve anchor repositioning where a substantial portion of the gross leasable area is taken out of service and also excludes properties acquired within the past 12 months or properties sold during the periods being compared.

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